UNITED STATES

SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)	February 26, 2007

Commission File Number 333-119566

DYNAMIC ALERT LIMITED
(Exact name of registrant as specified in its charter)

Nevada	98-0430746

State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)

45563 RPO Sunnyside, Surrey, B.C. V4A 9N3 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 202-6747

(Former name or former address, if changed since last report)

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 - Changes in Registrants’ Certifying Accountant

(a) Resignation of Accountant

On February 26, 2007, the Board of Directors of Dynamic Alert Limited (the “Company”) accepted the resignation of the Company’s independent auditors, Miller & McCollom, Certified Public Accountants (“MM”), who audited the Company’s consolidated financial statements for the two most recent fiscal years ended June 30, 2006 and 2005.

The reports of MM accompanying the Company’s audited financial statements for the periods ended June 30, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion and were modified as to uncertainty, audit scope or accounting principles. However, such report did contain a modification with regards to the Company’s ability to continue as a going concern.

During our two most recent fiscal years ended June 30, 2005 and 2006, and during the interim period up through the effective date of the resignation of MM, there were (1) no disagreements between the Company and MM on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure; (2) no reportable events as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B promulgated by the Securities and Exchange Commission ("Regulation S-B"); and (3) no matters identified by MM involving internal control structures or operations which were considered to be material weaknesses.

MM reviewed this Form 8-K with respect to the aforesaid disclosures and provided the Company with a copy of a letter addressed to the Securities and Exchange Commission regarding such disclosures. A copy of such letter is attached as an exhibit to this Form 8-K.

(b) Engagement of New Accountant

On February 26, 2007, the Company retained the firm of Schumacher & Associates, Inc. as its independent registered accounting firm engaged to audit the financial statements of the Corporation.

The Company has not consulted with Schumacher & Associates, Inc. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of opinion that might be rendered regarding its financial statements, nor did the Company consult with Schumacher & Associates, Inc. with respect to any accounting disagreement or any reportable event as such term is defined by paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

ITEM 9.01 – Financial Statements and Exhibits

(d) EXHIBITS 16.1 Letter from Miller & McCollom

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:

February 26, 2007

DYNAMIC ALERT LIMITED

By: /s/ Bradley Hawkings

Name: Bradley Hawkings

Title: Chief Financial Officer, principal financial officer and principal accounting officer